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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 60 to the Registration Statement (File Nos. 2-50409 and 811-2464) (the "Registration Statement") of MFS Series Trust IX (the "Trust"), of my opinion dated June 24, 2005, appearing in Post-Effective Amendment No. 59 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on June 29, 2005.

                                         SUSAN S. NEWTON
                                         --------------------------------------
                                         Susan S. Newton
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
August 22, 2005